Exhibit 10.13

THIRD AMENDED AND RESTATED PROMISSORY NOTE

MAKER:	microHelix, Inc. P.O. Box 1030 Tualatin, Oregon 97062 Moore Electronics, Inc. P.O. Box 1030 Tualatin, Oregon 97062	HOLDER:	MH Financial Associates, LLC c/o Aequitas Capital Management, Inc. 5300 Meadows Road, Suite 400 Lake Oswego, Oregon 97035

Principal Amount: $977,742.96	Date of Note: June 27, 2008

1.      RELATED AGREEMENT.  This Third Amended and Restated Promissory Note (the "Note") evidences (a) the balance of obligations owed by Maker to Holder pursuant to the Second Amended and Restated Promissory Note dated March 12, 2007 with an unpaid balance of $477,742.96 including accrued and unpaid interest (the "Second Note"), and (b) an additional loan in the amount of up to $500,000.00, each as referenced in that certain Third Agreement Regarding Amendment of Promissory Note of even date herewith (the "Agreement").  This Note amends, supersedes and replaces the Second Note and the obligations represented thereby in their entirety.  Capitalized terms used in this Note, if any, that are not defined herein have the meanings assigned to those terms in the Agreement.

2.      PROMISE TO PAY.   microHelix, Inc. and Moore Electronics, Inc. (together, "Maker") jointly and severally promise to pay to the order of MH Financial Associates, LLC ("Holder") in lawful money of the United States of America, the principal amount of $977,742.96, or such other lesser amount as is advanced by Holder ("Advances"), together with interest on the unpaid principal balance from the date hereof until paid in full.  Maker will pay Holder at Holder's address shown above or at such other place as Holder may designate in writing.

3.      ADVANCES; RESTRICTIONS.  The outstanding balance of Advances made under this Note may fluctuate from time to time, to be increased by future Advances in increments of $100,000 which may be made by Holder and to be decreased by repayments made by Maker.  Maker acknowledges and agrees that Holder is under no obligation to make any Advance under this Note and any Advance will be based upon Maker's cash budget as accepted by Holder in Holder's sole and absolute discretion.  As a condition to making any Advances under this Note, Maker, its depository bank and Holder shall execute and deliver a satisfactory account control agreement under which Holder shall be granted a first priority lien on all funds deposited in Maker’s deposit account.

4.      INTEREST RATE.  Effective as of the date of this Note, interest will accrue on the outstanding principal balance of this Note at the rate of 20% per annum on the outstanding principal balance, calculated on the basis of a 365-day year and actual days elapsed.  NOTICE:  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

5.      PAYMENT AND  MATURITY; APPLICATION OF PAYMENTS.  Maker will pay all amounts outstanding under this Note on the earliest of the following:  (a) December __, 2008; (b) the closing of a loan or other financing provided to Maker by a senior lender or other source in an amount sufficient to pay off this Note; (c) the closing of a private investment in public equity financing and/or any other financing event with gross proceeds to Maker in excess of $1,000,000 (each of (a) through (c) is individually the "Maturity Date"); provided, however, that after the occurrence of an Event of Default, the outstanding principal and all accrued interest will be payable on demand.  Unless otherwise agreed or required by applicable law, payments will be applied first to expenses for which Maker is liable hereunder (including unpaid collection costs and late charges), next to accrued and unpaid interest, and the balance to principal.  In addition, the outstanding principal balance and all accrued and unpaid interest will be due and payable in the event of (x) a sale of all or substantially all of the assets of Maker, or (y) the transfer of ownership or beneficial interest, by merger or otherwise, of 50% or more of the stock of Maker.

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6.      SECURITY.  The obligations of Maker under this Note are secured by the Security Agreement dated April 8, 2005 made by Maker in favor of Marti D. Lundy (the "Security Agreement"), as amended, and the collateral described therein (the "Collateral").  The right, title and interest of Lundy under the Security Agreement has been assigned to Holder.

7.      INTEREST AFTER DEFAULT.  Upon the occurrence of an Event of Default, including failure to pay all amounts due upon the Maturity Date, Holder may, at its option and if permitted by applicable law, increase the interest rate of this Note by 5% per annum.

8.      DEFAULT.  Each of the following will constitute an event of default ("Event of Default") under this Note:

8.1           Payment Default.  Maker fails to make any payment required by this Note within 10 days after written notice from Holder that it is due.

8.2           Other Defaults.  Maker fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in the Agreement or to comply with or to perform any term, obligation, covenant or condition contained in any other related agreement between Holder and Maker.  If any failure, other than a failure to pay money, is curable, it may be cured (and no Event of Default will have occurred) if Maker, after delivery of written notice from Holder demanding cure of such failure: (a) cures the failure within 15 days; or (b) if the cure requires more than 15 days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within 60 days after notice is sent.

8.3           Default in Favor of Third Parties.  Maker defaults under any loan, extension of credit, security agreement, purchase or sale agreement, or any other agreement in favor of any other creditor or person that may materially affect any of Maker's property or Maker's ability to repay this Note or perform Maker's obligations under this Note or any of the Related Documents.

8.4           False Statements.  Any warranty, representation or statement made or furnished to Holder by Maker or on Maker's behalf under this Note or the Agreement is false or misleading in any material respect.

8.5           Dissolution.  The dissolution of Maker (regardless of whether election to continue is made), or any other termination of Maker's existence as a going business, the appointment of a receiver for any part of Maker's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Maker.

8.6           Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Maker or by any governmental agency against any Collateral securing this Note.

8.7           Adverse Change.  A material adverse change occurs in Maker's financial condition, or Holder believes the prospect of payment performance of this Note has been impaired.

8.8           Insecurity.  Holder in good faith believes itself insecure.

9.      REMEDIES.  On and after an Event of Default under this Note, Holder may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently:

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9.1              Acceleration.  Declare the entire unpaid principal balance of the debt evidenced by this Note, and all accrued interest thereon and all other costs and expenses evidenced by this Note, to be immediately due and payable.

9.2Other Remedies.  Pursue any other right or remedy provided in this Note, in the Security Agreement, or as otherwise allowed by law.  Holder may pursue any such rights or remedies singly, together or successively.  Exercise of any such right or remedy will not be deemed an election of remedies.  Failure to exercise any right or remedy will not be deemed a waiver of any existing or subsequent default, nor a waiver of any such right or remedy.

10.           ATTORNEY FEES; EXPENSES.

10.1           If any suit or action is instituted to interpret, enforce or rescind this Note, including without limitation any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party's reasonable attorney fees and other fees, costs and expenses of every kind, including without limitation costs and disbursements specified in ORCP 68A(2), incurred in connection with the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the court.

10.2           If an Event of Default under this Note occurs and Holder does not institute any litigation, Maker will pay to Holder, upon Holder's demand, all reasonable costs and expenses, including without limitation attorney fees and collection fees, incurred by Holder in attempting to collect the indebtedness evidenced by this Note.

11.           ASSIGNMENTS. Maker acknowledges that Holder may sell and assign its interest in this Note, the  payments due hereunder and the Security Agreement, in whole or in part, to an assignee (the "Assignee") which may be represented by a bank or trust company acting as a trustee of such Assignee.  MAKER ACKNOWLEDGES THAT ANY ASSIGNMENT OR TRANSFER BY HOLDER OR ANY ASSIGNEE WILL NOT MATERIALLY CHANGE MAKER'S OBLIGATIONS UNDER THIS NOTE.  Any Assignee will be entitled to enforce all the rights so assigned but will be under no obligation to Maker to perform any of Holder's obligations under this Note, the sole remedy of Maker being against Holder with Maker's right against Holder being unaffected except as provided herein.  Maker agrees that upon notice of assignment of this Note, it will pay directly to the Assignee, unconditionally, all amounts which become due hereunder.    Upon Holder's request, Maker will acknowledge to any Assignee receipt of Holder's notice of assignment.

12.           JURY WAIVER.  HOLDER AND MAKER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER HOLDER OR MAKER AGAINST THE OTHER.

13.           GOVERNING LAW.  This Note will be governed by, construed and enforced in accordance with the laws of the State of Oregon.  This Note has been accepted by Holder in the State of Oregon.

14.           CHOICE OF VENUE.  If there is a lawsuit, Maker consents to personal jurisdiction in Oregon and agrees that in any suit or action hereon venue will lie in Multnomah County, Oregon.

15.           SUCCESSOR INTERESTS.  The terms of this Note will be binding upon Maker and Maker's heirs, personal representatives, successors and assigns, and will inure to the benefit of Holder and its successors and assigns.

16.           GENERAL PROVISIONS.  Holder may delay or forego enforcing any of its rights or remedies under this Note without losing them.  Maker and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker, holder or endorser, will be released from liability.  All such parties agree that Holder may renew or extend (repeatedly and for any length of time) this Note or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Holder's security interest in the Collateral and take any other action deemed necessary by Holder without the consent of or notice to anyone.  All such parties also agree that Holder may modify this Note without the consent of or notice to anyone other than the party with whom the modification is made.  This Note may be modified only by an instrument in writing signed by Maker.

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MAKER:	MICROHELIX, INC.

	By:	/s/ James E. Horswill
	Name:	James E. Horswill
	Title:	President and CFO

MOORE ELECTRONICS, INC.

	By:	/s/ James E. Horswill
	Name:	James E. Horswill
	Title:	President and CFO

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